CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 1, 2021, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Entercom Communications Corp. on Form 10-K for the year ended December 31, 2020. We consent to the incorporation by reference of said reports in the Registration Statements of Entercom Communications Corp. on Forms S-8 (File Nos. 333-71481, 333-85638, 333-141493, 333-212410, 333-221839, 333-235510, 333-236813, 333-250101, and 333-250100).
/s/ GRANT THORNTON LLP
Los Angeles, California
March 1, 2021